EXHIBIT 4.2


      NUMBER ____          [FACE OF CERTIFICATE]          SHARES ____
                      Resource Mortgage Capital, Inc.

   INCORPORATED UNDER THE                            SEE REVERSE FOR
     LAWS OF THE COMMONWEALTH                     CERTAIN DEFINITIONS
       OF VIRGINIA
                                                  CUSIP 762121E 40 0

      This certifies that [insert name of holder] is the record holder of FULLY PAID AND NON-ASSESSABLE SHARES OF THE SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK OF RESOURCE MORTGAGE CAPITAL, INC. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:                             (SEAL)


                                   /s/Thomas H. Potts
                                      President

                                   /s/Lynn K. Guerin
                                      Secretary

Countersigned and Registered:

          FIRST UNION NATIONAL BANK OF NORTH CAROLINA
(SEAL)    (Charlotte, North Carolina)


By:       __________________________________________________
          Transfer Agent and Registrar

          __________________________________________________
                  Authorized Signature

                       [REVERSE SIDE OF CERTIFICATE]

                           TRANSFER RESTRICTIONS

      THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. NO TRANSFER MAY BE MADE TO ANY PERSON (I) WHO IS A NONRESIDENT ALIEN INDIVIDUAL OR FOREIGN ENTITY, (II) WHO IS AN ENTITY EXEMPT FROM FEDERAL INCOME TAXATION THAT IS NOT SUBJECT TO TAX ON UNRELATED BUSINESS TAXABLE INCOME (OR ANY PASS-THROUGH ENTITY IN WHICH SUCH A TAX-EXEMPT ENTITY HOLDS OR IS PERMITTED TO HOLD AN INTEREST), OR (III) IF SUCH PERSON OR GROUP OF PERSONS DIRECTLY OR THROUGH THE OPERATION OF CERTAIN ATTRIBUTION RULES WOULD OWN IN EXCESS OF 9.8% OF THE CORPORATION'S OUTSTANDING CAPITAL STOCK AFTER THE TRANSFER.
      THE CORPORATION MAY REQUIRE EVIDENCE OF A PROPOSED TRANSFEREE'S STATUS AND OWNERSHIP INTEREST BEFORE PERMITTING ANY TRANSFER AND MAY
REDEEM ANY SHARES HELD IN VIOLATION OF THE PRECEDING PARAGRAPH. THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A FULL STATEMENT OF THE TRANSFER RESTRICTIONS UPON REQUEST TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.
      THE CORPORATION WILL FURNISH TO THE STOCKHOLDER INFORMATION REGARDING THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS APPLICABLE TO EACH CLASS OF ITS CAPITAL STOCK ON REQUEST AND WITHOUT CHARGE.

      KEEP THIS CERTIFICATION IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be constituted as though they were written out in full according to applicable laws or regulations:

TEN    COM--as    tenants   in   common        UNIF    GIFT    MIN    ACT--
________Custodian_______
TEN ENT--as tenants by the entireties             (Cust)         (Minor)
JT TEN--as joint tenants with right of survivorship Under Uniform Gift to
      and not as tenants in common                  Minors Act  _______
                                                              (State)
Additional abbreviations may be used though not in the above list.

For value received, _____ hereby sell assign and transfer unto ____________ shares of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint _________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________.